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                     Baldwin & Lyons, Inc. and Subsidiaries
                     Form 10-K Year Ended December 31, 2004
                                   EXHIBIT 11




                        COMPUTATION OF PER SHARE EARNINGS




                                                      -----------------------------------------------------------
                                                                        Year Ended December 31
                                                      -----------------------------------------------------------
                                                              2004                 2003                 2002
                                                      -----------------    -----------------    -----------------
Basic:
  Average number of Class A and
   Class B shares outstanding                               14,641,300           14,562,310           14,609,727
                                                      =================    =================    =================

  Net income                                               $30,305,585          $33,075,554          $12,365,636
                                                      =================    =================    =================

  Per Share Amount                                              $ 2.07               $ 2.27               $ 0.85
                                                      =================    =================    =================


Diluted:
  Average number of Class A and
   Class B shares outstanding                               14,641,300           14,562,310           14,609,727

  Dilutive stock options--based on
    treasury stock method using higher
    of average or year end market prices                       147,824              135,659              104,168
                                                      -----------------    -----------------    -----------------
                                              TOTALS        14,789,124           14,697,969           14,713,895
                                                      =================    =================    =================

  Net income                                               $30,305,585          $33,075,554          $12,365,636
                                                      =================    =================    =================

  Per Share Amount                                              $ 2.05               $ 2.25               $ 0.84
                                                      =================    =================    =================

NOTE:  All share, per share and option amounts reflect a five-for-four stock split, effective Feburary 17, 2003.
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